Exhibit 99.1

F45 Training Announces CFO Chris Payne to Step Down.

AUSTIN, TX, November 21, 2022—F45 Training Holdings Inc. (NYSE: FXLV) today announced that Chris Payne, the company’s chief financial officer and a member of the Board of Directors, stepped down effective November 15, 2022 to address immediate personal and family matters in Australia. Mr. Payne will continue to support the company in an advisory capacity to facilitate a seamless transition.

Ben Coates, F45 Training interim CEO commented, “On behalf of my colleagues on the executive team and the larger F45 family, I want to thank Chris for all that he has done for F45. Chris was instrumental in our successful 2021 IPO. In addition, Chris played a leading role in implementing a disciplined financial strategy that prioritizes profitability, cash flow generation and sustainable growth. His tremendous work ethic, loyalty and dedication will be missed and we are pleased that he will be able to spend needed time with his family in Australia.”

Coates continued, “We continue to believe that our capital lite model is highly attractive and I have confidence that the depth of our finance team will continue to deliver on our near-term priorities of improving our liquidity and cash flow generation.”

Chris Payne, CFO commented, “Unfortunately, I am stepping down from my position to address recent and urgent family matters in Australia. Nevertheless, I am proud of what we have accomplished at F45. We have grown our franchise base to become one of the fastest growing fitness franchisors in the world, and more importantly I am proud that I helped F45 in achieving its mission of changing lives and creating opportunities for growth entrepreneurs that are passionate about health and fitness through what we believe is the world’s best functional training workout. While the road has not been without its challenges, I believe that the successful implementation of our restructuring and cost optimization plans puts us on a solid trajectory for long-term growth and solid returns. I would like to thank Ben, our Board of Directors, my team and franchisees and I cannot begin to express what a privilege it has been to work for such a dynamic organization.”

The recruitment process for a new CFO will begin immediately.

About F45 Training.

F45 offers consumers functional 45-minute workouts that are effective, fun and community-driven. F45 utilizes proprietary technologies including a fitness programming algorithm and a digitally enabled delivery platform that leverages a rich content database of thousands of unique functional training movements to offer new workouts each day and provide a standardized experience across F45’s global franchise.

For more information, please visit www.f45training.com.

Forward-Looking Statements

Statements in this press release that refer to F45’s future plans and expectations are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” “or negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. Statements that refer to or are based on estimates, forecasts, projections, uncertain events or assumptions, including statements relating to F45’s strategy, financial outlook, business plans, and future macroeconomic conditions also identify forward-looking statements. All forward-looking statements included in this press release are based on management’s expectations as of the date of this press release and, except as required by law, F45 disclaims any obligation to update these forward- looking statements to reflect future events or circumstances.

Forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including, without limitation, the following: our dependence on the operational and financial results of, and our relationships with, our franchisees and the success of their new and existing studios; our ability to protect our brand and reputation; our ability to identify, recruit and contract with a sufficient number of qualified franchisees; our ability to execute our growth strategy, including through development of new studios by new and existing franchisees; our ability to manage our growth and the associated strain on our resources; our ability to successfully integrate any acquisitions, or realize their anticipated benefits; the high level of competition in the health and fitness industry; economic, political and other risks associated with our international operations; changes to the industry in which we operate; our reliance on information systems and our and our franchisees’ ability to properly maintain the confidentiality and integrity of our data; the occurrence of cyber incidents or a deficiency in our cybersecurity protocols; our and our franchisees’ ability to attract and retain members; our and our franchisees’ ability to identify and secure suitable sites for new franchise studios; risks related to franchisees generally; our ability to obtain third-party licenses for the use of music to supplement our workouts; certain health and safety risks to members that arise while at our studios; our ability to adequately protect our intellectual property; risks associated with the use of social media platforms in our marketing; our ability to obtain and retain high-profile strategic partnership arrangements; our ability to comply with existing or future franchise laws and regulations; our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness; our business model being susceptible to litigation; the increased expenses associated with being a public company; and additional factors discussed in our filings with the Securities and Exchange Commission (the “SEC”). Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. Detailed information regarding these and other factors that could affect F45’s business and results is included in F45’s SEC filings, including in the section titled “Risk Factors” in F45’s Annual Report on Form 10-K and other SEC filings.

Investor and Media Relations;

Bruce Williams, Managing Director ICR, Inc.

F45IR@icrinc.com

332-242-4303